CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated December 19, 2013, relating to the consolidated financial statements of Tarsis Resources Ltd. for the years ended September 30, 2013 and 2012 and for the eleven month period ended September 30, 2011, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

April 15, 2014